Exhibit 21.1

List of Subsidiaries of the Registrant

Name	Subsidiaries	Place of Incorporation
Optimix Media Asia Limited	100%	Hong Kong
iClick Interactive Asia Limited	100%	Hong Kong
Digital Marketing Group Limited	100%	Hong Kong
Tetris Media Limited	100%	Hong Kong
iClick Interactive (Singapore) Pte. Ltd.	100%	Singapore
Performance Media Group Limited	100%	Hong Kong
iClick Interactive (Beijing) Advertisement Co., Ltd.	100%	People’s Republic of China
Tetris Media (Shanghai) Co., Ltd.	100%	People’s Republic of China
Diablo Holdings Corporation	100%	British Virgin Islands
Harmanttan Capital Holdings Corporation	100%	British Virgin Islands
China Search (Asia) Limited	100%	Hong Kong
Search Asia Technology (Shenzhen) Co., Ltd.	100%	People’s Republic of China
Buzzinate Company Limited	100%	Hong Kong
Buzzinate (Shanghai) Information Technology Co., Ltd	100%	People’s Republic of China
OptAim Ltd.	100%	Cayman Islands
OptAim (HK) Limited	100%	Hong Kong
OptAim (Beijing) Information Technology Co., Ltd.	100%	People’s Republic of China
Beijing OptAim Network Technology Co., Ltd.	100%[1]	People’s Republic of China
Zhiyunzhong (Shanghai) Technology Co., Ltd.	100%[2]	People’s Republic of China
iClick Interactive Taiwan Limited Taiwan Branch	100%[3]	Taiwan

1	VIE.
2	VIE’s subsidiary.
3	Subsidiary’s branch.